Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

LIGHTING SCIENCE GROUP CORPORATION

(a Delaware corporation)

Adopted and Effective

December 21, 2010

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ARTICLE IX	AMENDMENTS	23

Section 9.1	Vote Requirements	23

ARTICLE X-GENERAL PROVISIONS		23

Section 10.1	Dividends	23
Section 10.2	Disbursements	23
Section 10.3	Fiscal Year	23
Section 10.4	Corporate Seal	23
Section 10.5	Voting of Securities Owned by the Corporation	24
Section 10.6	Corporate Records	24
Section 10.7	Definition of Beneficial Owner	24

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AMENDED AND RESTATED BYLAWS

OF

LIGHTING SCIENCE GROUP CORPORATION

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of Lighting Science Group Corporation (the “Corporation”) in the State of Delaware is 3500 South Dupont Highway, Dover, Delaware 19901. The registered agent at such address is Business Incorporators, Inc.

Section 1.2. Other Offices. The principal business office of the Corporation shall be at 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937 unless changed as authorized by the Board of Directors. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose, including the annual meeting of stockholders, shall be held on such date and at such time and place, either within or outside the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2. Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting, at which meeting the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 2.3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”), special meetings of stockholders, for any purpose or purposes, may be called by the Chairman of the Board of Directors, if any, or the President and shall be called by any officer at the request in writing of a majority of the Board of Directors or on the written request of holders of at least fifty percent (50.1%) of the total number of shares of capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the specific

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purpose or purposes of the proposed meeting, and shall disclose any derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions, securities or interests held by the requesting holders or their affiliates or to which any of the requesting holders or their affiliates are a party. Written notice of the special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of such meeting; provided, however, that if one of the purposes of the meeting is to act upon an agreement of merger or consolidation pursuant to Section 251 of the Delaware General Corporation Law or a proposal to sell, lease, or exchange all or substantially all of the Corporation’s property or assets pursuant to Section 271 of the Delaware General Corporation Law, such notice shall be given not less than twenty (20) nor more than sixty (60) days before the date of such meeting. Notwithstanding anything set forth in these Bylaws, at a special meeting called by the stockholders of the Corporation, only the Corporation and the stockholders who participated in the written meeting request may propose any item for consideration or nominate directors for election at such meeting.

Section 2.4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of stockholders, then either the chairman of such meeting or a majority of the stockholders entitled to vote thereat who are present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 2.5. Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote thereat. Each stockholder present in person or represented by proxy at a meeting of stockholders shall be entitled to cast one vote for each share entitled to vote thereat held by such stockholder. Votes may be cast in person or by proxy but no proxy shall be voted or acted on or after three (3) years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 2.6. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder of the Corporation who is present.

Section 2.7. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled (i) to examine the stock ledger, the list required by Section 2.6 of this Article II or the books of the Corporation and (ii) to vote in person or by proxy at any meeting of stockholders.

Section 2.8. Record Date. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which in the case of a meeting, shall not be less than the minimum nor more than the maximum number of days prior to the scheduled date of such meeting permitted under the laws of the State of Delaware and which, in the case of any other action, shall be not less than the minimum nor more than the maximum number of days prior to any such action permitted by the laws of the State of Delaware. If no such record date is fixed by the Board of Directors, the record date shall be that prescribed by the laws of the State of Delaware. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.9. Conduct of Meetings by Presiding Person. All determinations of the presiding person at each meeting of stockholders shall be conclusive unless a matter is determined otherwise upon motion duly adopted by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares of capital stock of the Corporation entitled to vote thereat held by stockholders present in person or represented by proxy at such meeting. Accordingly, subject to the previous sentence, in any meeting of stockholders or part thereof, the presiding person shall have the sole power to determine appropriate rules or to dispense with theretofore prevailing rules. Without limiting the foregoing, the following rules shall apply:

(a) The presiding person may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.

(b) A resolution or motion shall be considered for vote only if proposed by a stockholder or duly authorized proxy, and seconded by an individual who is a stockholder or a duly authorized proxy, other than the individual who proposed the resolution or motion, subject to compliance with any other requirements concerning such a proposed resolution or motion contained in these Bylaws. The presiding person may propose any motion for vote. The order of business at all meetings of stockholders shall be determined by the presiding person.

(c) The presiding person may impose any reasonable limits with respect to participation in the meeting by stockholders, including, but not limited to, limits on the amount of time at the meeting taken up by the remarks or questions of any stockholder, limits on the numbers of questions per stockholder, and limits as to the subject matter and timing of questions and remarks by stockholders.

(d) Before any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspector(s) of election at the meeting or its adjournment (the “Inspector of Election”). If no Inspector of Election is appointed, the presiding person may, and on the request of any stockholder or a stockholder’s proxy shall, appoint Inspector(s) of Election at the meeting of stockholders. If any person appointed as Inspector of Election fails to appear or fails or refuses to act, the presiding person may, and upon the request of any stockholder or a stockholder’s proxy shall appoint a person to fill such vacancy.

The duties of the Inspector(s) of Election shall be as follows:

(i) determine, as of the record date, the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

(ii) receive votes or ballots;

(iii) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(iv) count and tabulate all votes;

(v) report to the Board of Directors the results based on the information assembled by the Inspector(s) of Election; and

(vi) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

Notwithstanding the foregoing, the final certification of the results of any election or other matter acted upon at a meeting of stockholders shall be made by the Board of Directors.

Section 2.10. Nomination of Directors. A stockholder who wishes to nominate a director or directors for election must comply with this Section 2.10. A stockholder who wishes to include such business in a proxy statement prepared by the Corporation must also comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the same exists or may hereafter be amended or any other applicable laws as presently or hereafter in effect, in addition to and not in lieu of any other requirements contained herein.

Nominations for the election of directors may be made by the Board of Directors or by any stockholder (a “Nominator”) entitled to vote in the election of directors. Such nominations, other than those made by the Board of Directors, shall be made in writing pursuant to timely notice delivered to or mailed to and received by the Secretary of the Corporation as set forth in this Section 2.10.

To be timely in connection with an annual meeting of stockholders, a Nominator’s notice, setting forth the name and address of the person to be nominated, shall be delivered to, or mailed to and received at, the principal executive offices of the Corporation by the Secretary of the Corporation not less than ninety (90) days nor more than one hundred eighty (180) days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the seventh (7th) day following the earlier of (i) the date on which notice of the date of the annual meeting was first mailed by or on behalf of the Corporation or (ii) public disclosure of the date of the annual meeting was first made by or on behalf of the Corporation. To be timely in connection with any election of a director at a special meeting of the stockholders, a Nominator’s notice, setting forth the name of the person to be nominated, shall be delivered to or mailed to and received at the principal executive offices of the Corporation not less than forty (40) days nor more than sixty (60) days prior to the date of such meeting; provided, however, that in the event that less than fifty (50) days’ notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, the Nominator’s notice to be timely must be so received not later than the close of business on the seventh (7th) day following the earlier of (i) the date on which notice of the date of the special meeting was first mailed by or on behalf of the Corporation or (ii) public disclosure of the date of the special meeting was first made by or on behalf of the Corporation. In no event shall any adjournment or postponement of an annual or special meeting or the announcement thereof commence a new time period for the giving of the notice and other items required by this Section 2.10.

At the time of giving the notice required by this Section 2.10, the Nominator shall also submit written evidence, reasonably satisfactory to the Secretary of the Corporation, that the Nominator is a stockholder of the Corporation and shall identify in writing (i) the name and address of the Nominator, (ii) the number of shares of each class of capital stock of the Corporation owned beneficially by the Nominator and a description of any derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions, securities or interests held by the Nominator or their affiliates or to which the Nominator or their affiliates is a party, (iii) the name and address of each of the persons with whom the Nominator is acting in concert and (iv) the number of shares of capital stock beneficially owned by each such person with whom the Nominator is acting in concert pursuant to which the nomination or nominations are to be made and a description of any derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions, securities or interests held by each such person with whom the Nominator is acting in concert or their affiliates or to which any person with whom the Nominator is acting in concert or their affiliates is a party.

At the time of giving the notice required by this Section 2.10, for the information of the Corporation and notwithstanding the fact that such information may not be submitted for inclusion in the Corporation’s proxy statement with respect to such meeting, the Nominator shall also submit in writing (i) the information with respect to each such proposed nominee that would be required to be provided in a proxy statement prepared in accordance with Regulation 14A under the Exchange Act, (ii) a completed independence questionnaire regarding the potential nominee, which may be obtained from the Secretary of the Corporation, (iii) a description of any voting commitments and/or other obligations by which such potential nominee is or will be bound as a director, (iv) a description of any material relationships between such potential nominee and the Nominator, including compensation and financial transactions and (v) a notarized affidavit executed by each such proposed nominee to the effect that, if elected as a member of the Board of Directors, he or she will serve and that he or she is eligible for election as a member of the Board of Directors.

Within thirty (30) days (or such shorter time period that may exist prior to the date of the meeting) after the Nominator has submitted the aforesaid items to the Secretary of the Corporation, the Secretary of the Corporation shall determine whether the evidence of the Nominator’s status as a stockholder submitted by the Nominator is reasonably satisfactory and shall notify the Nominator in writing of his determination. The failure of the Secretary of the Corporation to find such evidence reasonably satisfactory, or the failure of the Nominator to submit the requisite information in the form or within the time indicated, shall make such nomination ineffective for the election at the meeting at which such person is attempted to be nominated. The presiding person at each meeting of stockholders shall, if the facts warrant, declare to the meeting that an attempted nomination was made not in accordance with the procedure prescribed by these Bylaws and the defective nomination shall be disregarded.

Section 2.11. Stockholder Proposals Regarding Business Other than Nominations of Directors. A stockholder who wishes to propose any business other than nominations of directors must comply with this Section 2.11. A stockholder who wishes to include such business in a proxy statement prepared by the Corporation must also comply with Rule 14a-8 under the Exchange Act, as the same exists or may hereafter be amended or any other applicable laws as presently or hereafter in effect, in addition to and not in lieu of any other requirements contained herein.

No proposal by a stockholder regarding any business other than nominations of directors shall be voted upon at a meeting of stockholders unless such stockholder shall have delivered in writing to the Secretary of the Corporation (i) notice of such proposal and the text of such amendment or supplement, (ii) evidence, reasonably satisfactory to the Secretary of the Corporation, of such stockholder’s status as such and of the number of shares of each class of the capital stock of the Corporation beneficially owned by such stockholder and a description of any derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions, securities or interests held by such stockholder or their affiliates or to which such stockholder or their affiliates is a party, (iii) a list of the names and addresses of all other beneficial owners of shares of the capital stock of the Corporation, if any, with whom such stockholder is acting in concert, and of the number of shares of each class of the capital stock of the Corporation beneficially owned by each such beneficial owner and a description of any derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities loans, timed purchases and other economic and voting interests or similar positions, securities or interests held by each such beneficial owner or their affiliates or to which each such beneficial owner or their affiliates is a party, (iv) a description of any interest that such stockholder has in the proposal, any benefits that such stockholder may derive from the outcome of the proposal and any agreements such stockholder has with other parties in connection with the proposal, (v) in the case of a proposal to amend or supplement the Certificate of Incorporation of the Corporation, an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Corporation, to the effect that the Certificate of Incorporation of the Corporation, as proposed to be so amended or supplemented, would not be in conflict with the laws of the State of Delaware and (vi) in the case of a proposal to amend or supplement these Bylaws, an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Corporation, to the effect that the Bylaws (if any) resulting from the adoption of such proposal would not be in conflict with the Certificate of Incorporation or the laws of the State of Delaware.

To be timely in connection with an annual meeting of stockholders, such notice must be delivered to or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred eighty (180) days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the seventh (7th) day following the earlier of (i) the date on which notice of the date of the annual meeting was first mailed by or on behalf of the Corporation or (ii) public disclosure of the date of the annual meeting was first made by or on behalf of the Corporation. To be timely in connection with a special meeting of the stockholders, such notice must be delivered to or mailed to and received at the principal executive offices of the Corporation not less than forty (40) days nor more than sixty (60) days prior to the date of such meeting; provided, however, that in the event that less than fifty (50) days’ notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, such notice to be timely must be so received not later than the close of business on the seventh (7th) day following the earlier of (i) the date on which notice of the date of the special meeting was first mailed by or on behalf of the Corporation or (ii) public disclosure of the date of the special meeting was first made by or on behalf of the Corporation. In no event shall any adjournment or postponement of an annual or special meeting or the announcement thereof commence a new time period for the giving of the notice and other items required by this Section 2.11.

Within thirty (30) days (or such shorter period that may exist prior to the date of the meeting) after such stockholder shall have delivered the aforesaid items to the Secretary of the Corporation, the Secretary and, with respect to the opinion of counsel, the Board of Directors shall determine whether such items are reasonably satisfactory and shall notify such stockholder in writing of such determination. If such stockholder fails to submit a required item in the form or within the time indicated, or if the Secretary or the Board of Directors of the Corporation determines that the items to be ruled upon by it are not reasonably satisfactory, then such proposal by such stockholder may not be voted upon by the stockholders of the Corporation at such meeting of stockholders. The presiding person at each meeting of stockholders shall, if the facts warrant, declare to the meeting that an attempted proposal by a stockholder to amend or supplement the Certificate of Incorporation of the Corporation was made not in accordance with the procedure prescribed by these Bylaws and the defective proposal shall be disregarded.

Section 2.12. Stockholder Action by Written Consent. Unless restricted by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted and such consent or consents are delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law. Every written consent shall bear the date of the signature of each stockholder, and no written consent shall be effective to take the corporate action unless, within sixty (60) days of the earliest dated consent, written consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law.

ARTICLE III

DIRECTORS

Section 3.1. Number and Election of Directors. The number of directors that shall constitute the whole Board of Directors shall be not less than one (1) and shall be fixed and determined from time to time by resolution adopted by the Board of Directors, provided, however, no decrease in the number shall have the effect of shortening the term of any incumbent director. Except as provided in Section 3.2 of this Article III, directors shall be elected by a plurality of the votes cast at the annual meetings of stockholders and each director so elected shall hold office until the next annual meeting and until his successor is duly elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders, citizens of the United States or residents of Delaware.

Section 3.2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified or until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by or at the direction of the Chairman of the Board of Directors, if any, the President or a majority of the directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by facsimile, telephone, telegram, electronic mail or other electronic means at least twenty-four (24) hours before the meeting. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him or her. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he or she attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

Section 3.5. Quorum and Voting. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum is not present at a meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than by an announcement at the meeting, until a quorum is present.

Section 3.6. Actions of the Board of Directors. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any Meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee consent thereto in writing, in one document or in counterparts, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.7 shall constitute presence in person at such meeting.

Section 3.8. Compensation. The Board of Directors may from time to time by resolution authorize the payment of fees, the grant of stock in, or options to acquire stock in, the Corporation or other compensation to the Directors for services as such to the Corporation including, but not limited to, a fixed sum and expenses for attendance at each regular or special meeting of the Board of Directors or any committee thereof, provided that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.9. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose if (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (b) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee that authorizes the contract or transaction.

Section 3.10. Removal. The entire Board of Directors, or any individual director, may be removed from office, with or without cause, by the vote of the stockholders. In case the entire Board of Directors or any one or more directors are so removed, new directors may be elected by the stockholders at the same meeting. The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one (1) year. Failure to attend a meeting or meetings of the Board of Directors shall not entitle the Board of Directors to remove such director.

ARTICLE IV

COMMITTEES

Section 4.1. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees (which may include an Executive Committee), each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, which may include the declaration of dividends; provided, however, no committee shall have the power or authority to (i) make a recommendation or submission to stockholders of any action requiring approval of stockholders under Delaware law, (ii) approve an amendment to the Certificate of Incorporation of the Corporation, except as specifically permitted by Section 4.2, (iii) adopt an agreement of merger or consolidation, (iv) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (v) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (vi) amend these Bylaws, (vii) the creation or filling of any vacancies on the Board of Directors, (viii) amend or repeal any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors, or (ix) take any action on any matter committed by these Bylaws or by resolution of the Board of Directors to another committee of the Board of Directors. Each committee shall keep regular minutes of its meetings and report to the Board of Directors the same when required to do so.

Section 4.2. Certain Terms of Securities. Notwithstanding Section 4.1, a committee may, to the extent authorized by the Board of Directors in a resolution providing for the issuance of shares of stock, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, or fix the number of shares of any series of stock, or authorize the increase or decrease of the shares of any series.

Section 4.3. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rule, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Sections 3.4, 3.5, 3.6 and 3.7 of these Bylaws.

ARTICLE V

OFFICERS

Section 5.1. General. The Board of Directors, in its discretion, may elect a Chairman of the Board of Directors (who must be a director), Chief Executive Officer, President, Secretary, Treasurer, and such other officers of the Corporation as the Board of Directors may determine, in its discretion, are necessary (such officers are collectively referred to herein as “Executive Officers”). The Board of Directors may from time to time elect such other officers, including a Controller and one or more Divisional Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers, as the Board of Directors deems appropriate (such officers are collectively referred to herein as “Non-Executive Officers”); provided, however, that the Board of Directors may delegate the power to appoint Non-Executive Officers to any Executive Officer or committee of the Board of Directors. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation or, except in the case of the Chairman of the Board of Directors, directors of the Corporation.

Section 5.2. Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the Executive Officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation elected by the Board of Directors shall be fixed by the Board of Directors and the salary of the Chief Executive Officer of the Corporation shall be fixed by the Compensation Committee. Any salary may be altered from time to time except as otherwise provided by contract.

Section 5.3. Chairman of the Board of Directors. There shall be a Chairman of the Board of Directors who, under the direction and subject to the control of the Board of Directors, in general shall supervise and control all of the business and affairs of the Corporation. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors and shall perform such other duties as the Board of Directors may assign him from time to time. The Chairman of the Board of Directors shall possess the power to sign all contracts, certificates and other instruments of the Corporation as the Board of Directors from time to time may prescribe.

Section 5.4. Chief Executive Officer. The Chief Executive Officer of the Corporation will serve under the direction and subject to the control of the Board of Directors. The Chief Executive Officer in general shall supervise and control all of the business, affairs and property of the Corporation and shall be its chief policy making officer, shall have control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors and Chairman of the Board of Directors are carried into effect. In the absence of the

Chairman of the Board of Directors, the Chief Executive Officer shall perform such other duties as the Board of Directors may assign him from time to time. The Chief Executive Officer shall possess the same power as the Chairman of the Board of Directors to sign all contracts, certificates and other instruments of the Corporation.

Section 5.5. President. The President shall be the Chief Operating Officer of the Corporation and shall report to the Chairman of the Board of Directors. In the absence or disability of the President, or if there is none, the Chief Executive Officer shall have the powers and perform the duties of the President. The President shall, subject to the powers of the Board of Directors and the Chairman of the Board of Directors, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents, and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may execute and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly delegated to another officer and deliver thereof shall be otherwise required by law to be executed and delivered by another person. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

Section 5.6. Vice President. Each Vice President shall perform such duties and have such other powers as the Board of Directors from time to time may prescribe. Certain Vice Presidents may from time to time be designated by the Board of Directors or the Chairman of the Board of Directors as Executive Vice Presidents or Senior Vice Presidents which positions shall have such varying degrees of authority as the Board of Directors shall prescribe.

Section 5.7. Divisional Presidents. The Divisional Presidents, if there be any, shall perform such duties and have such other powers as the Board of Directors from time to time may prescribe. The Divisional Presidents shall, subject to the powers of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer and the President, have general charge of the business, affairs and property of that division over which he is Divisional President, and control over its officers, agents, and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Divisional Presidents may execute and deliver such documents, certificates and such other instruments that the Board of Directors has authorized to be executed and deliver, except in cases where the execution and delivery thereof shall be expressly delegated to another officer or as otherwise required by law to be executed and delivered by another person.

Section 5.8. Absence of Officers. In the absence or disability of the Chairman of the Board of Directors and the Chief Executive Officer, or if there be none, the President shall preside at all meetings of the stockholders and (if the President is a director) the Board of Directors. In the absence or disability of both the Chairman of the Board of Directors and the President, or at the request of the Chairman of the Board of Directors, the Vice President or the Vice Presidents, if there be more than one, shall perform the duties of the Chairman of the Board of Directors, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board of Directors. If there be no Chairman of the Board of Directors,

Chief Executive Officer, President or Vice President, the Board of Directors shall designate the officer of the Corporation who shall perform the duties of the Chairman of the Board of Directors, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board of Directors.

Section 5.9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chairman of the Board of Directors, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chairman of the Board of Directors may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or an Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 5.10. Chief Financial Officer. The Chief Financial Officer of the Corporation shall have general supervision over the financial operations of the Corporation, subject to the direction of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer and the President. The Chief Financial Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors and may execute and deliver such documents, certificates and such other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly delegated to another officer or as otherwise required by law to be executed and delivered by another person.

Section 5.11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board of Directors and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 5.12. Controller. The Controller, if there be one, shall have charge of the Corporation’s books of account, records and auditing, and shall be subject in all matters to the control of the Chairman of the Board of Directors and the Board of Directors.

Section 5.13. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be any, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 5.14. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be any, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 5.15. Other Officers. Such other officers as the Board of Directors may appoint shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE VI

STOCK

Section 6.1. Certificates; Signatures on Certificates. The shares of the Corporation may be certificated or uncertificated as provided in the Delaware General Corporation Law. Any certificates evidencing shares of the Corporation shall be in such form as the appropriate officers of the Corporation may from time to time prescribe. Notwithstanding the foregoing, each holder of uncertificated shares shall be entitled, upon request, to a certificate representing such shares. Shares represented by certificates shall be numbered and registered in a share register as they are issued. Share certificates shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value as the case may be. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.

Every share certificate shall be signed by the Chairman of the Board of Directors, the Chief Executive Officer or the President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

Section 6.2. Transfer Agent. The Corporation may appoint a transfer agent to act on behalf of the Corporation in keeping certain records on each registered stockholder and to make legal transfers of the Corporation’s shares.

Section 6.3. Signatures. Where a certificate is countersigned by (a) a transfer agent other than the Corporation or its designated employees or (b) a registrar other than the Corporation or its designated employees, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 6.4. Lost Certificates. The Corporation may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond or other indemnity deemed satisfactory by the Corporation in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.5. Transfer of Shares. Upon surrender to the Corporation, or a transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation may issue a new certificate, or, upon request, evidence of the equivalent uncertificated shares, to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the holder of uncertificated shares, the Corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares, or, upon such holder’s request, certificated shares, to the person entitled thereto, and record the transaction upon its books.

Section 6.6. Registered Stockholders. The Corporation and its transfer agents shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claims to, or interest in, such shares on the part of any other person and shall not be liable for any registration or transfer of shares which are registered, or to be registered, in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary, or nominee of a fiduciary, is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith

ARTICLE VII

NOTICES

Section 7.1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by facsimile, electronic mail or other electronic means, telegram, telecopy, telex or cable and such notice shall be deemed given at the time when the same is sent.

Section 7.2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a written waiver, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE VIII

INDEMNIFICATION

Section 8.1. General. The Corporation shall indemnify, and advance Expenses (as this and all other capitalized words used in this Article VIII and not previously defined in these Bylaws are defined in Section 8.14 of this Article VIII) to, Indemnitee to the fullest extent permitted by applicable law in effect on the date of the effectiveness of these Bylaws, and to such greater extent as applicable law may thereafter permit. The rights of Indemnitee provided under the preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by §145(b) of the DGCL in Proceedings by or in the right of the Corporation and to the fullest extent permitted by §145(a) of the DGCL in all other Proceedings. The provisions set forth below in this Article VIII are provided in furtherance, and not by way of limitation, of the obligations expressed in this Section 8.1.

Section 8.2. Expenses Related to Proceedings. If Indemnitee is, by reason of his or her Corporate Status, a witness in or a party to and is successful, on the merits or otherwise, in any Proceeding, he or she, shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.

Section 8.3. Advancement of Expenses. Indemnitee shall be advanced Expenses within ten (10) days after requesting them to the fullest extent permitted by §145(e) of the DGCL.

Section 8.4. Request for Indemnification. To obtain indemnification Indemnitee shall submit to the Corporation a written request with such information as is reasonably available to Indemnitee. The Secretary of the Corporation shall promptly advise the Board of Directors of such request.

Section 8.5. Determining Entitlement to Indemnification if No Change of Control. If a Change of Control has not occurred prior to or at the time the request for Indemnification is sent, Indemnitee’s entitlement to indemnification shall be determined in accordance with §145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish notice to Indemnitee within ten (10) days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. Indemnitee may, within fourteen (14) days after receipt of such written notice of selection, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Independent Counsel, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the court.

Section 8.6. Determining Entitlement to Indemnification if Change of Control. If a Change of Control has occurred prior to or at the time the request for indemnification is sent, Indemnitee’s entitlement to indemnification shall be determined in a written opinion by Independent Counsel selected by Indemnitee. Indemnitee shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within seven (7) days after receipt of such written notice of selection, deliver to Indemnitee a written objection to such selection. Indemnitee may, within five (5) days after the receipt of such objection from the Corporation, submit the name of another Independent Counsel and the Corporation may, within seven (7) days after receipt of such written notice of selection, deliver to Indemnitee a written objection to such selection. Any objection is subject to the limitations in Section 8.5 of this Article VIII. Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the Corporation’s objection to the first and/or second selection of Independent Counsel is without a reasonable, basis and/or for the appointment as Independent Counsel of a person selected by the court.

Section 8.7. Procedures of Independent Counsel. If a Change of Control has occurred prior to or at the time the request for indemnification is sent by Indemnitee, Indemnitee shall be presumed (except as otherwise expressly provided in this Article VIII) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 8.4 of this Article VIII, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him or her by clear and convincing evidence that the presumption should not apply.

Except in the event that the determination of entitlement to indemnification is to be made by Independent Counsel if the person or persons empowered under Section 8.5 or 8.6 of this Article VIII to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within sixty (60) days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for Indemnitee. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article VIII) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that (a) Indemnitee did not act in good faith and in a manner that he or she reasonably believed, in the case of conduct in his or her official capacity as a director of the Corporation, to be in the best interests of the Corporation or in all other cases that at least his or her conduct was not opposed to the Corporation’s best interests, or (b) with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

Section 8.8. Expenses of Independent Counsel. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred acting pursuant to this Article VIII and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his or her selection until a court has determined that such objection is without a reasonable basis.

Section 8.9. Trial De Novo. In the event that (a) a determination is made pursuant to Section 8.5 or 8.6 of this Article VIII that Indemnitee is not entitled to indemnification under this Article VIII, (b) advancement of Expenses is not timely made Pursuant to Section 8.3 of this Article VIII, (c) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (i) within ninety (90) days after being appointed by a court, (ii) within ninety (90) days after objections to his of her selection have been overruled by a court or (iii) within ninety (90) days after the time for the Corporation or Indemnitee to object to his or her selection or (d) payment of indemnification is not made within five (5) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 8.5, 8.6 or 8.7 of this Article VIII, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 8.9 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 8.9, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 8.9, or otherwise, unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification.

The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 8.9 that the procedures and presumptions of this Article VIII are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all provisions of this Article VIII. In the event that Indemnitee, pursuant to this Section 8.9, seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, this Article VIII, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication, but only if he or she prevails therein. If it shall be determined in such judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Section 8.10. Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Article VIII shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, these Bylaws, any agreement, a vote of stockholders, a resolution of the Board of Directors or otherwise. No amendment, alteration or repeal of this Article VIII or any provision hereof shall be effective, as to any Indemnitee for acts, events and circumstances that occurred in whole or in part, before such amendment, alteration or repeal. The provisions of this Article VIII shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his or her heirs, executors and administrators.

Section 8.11. Insurance and Subrogation. To the extent the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation. Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of coverage available for any such director or officer under such policy or policies.

In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

The Corporation shall not be liable under this Article VIII to make any payment of amounts otherwise indemnifiable hereunder if, and to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 8.12. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Article VIII shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 8.13. Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of Article VIII, no person shall be entitled to indemnification or advancement of Expenses under this Article VIII with respect to any Proceeding, or any Matter therein, brought or made by such person against the Corporation.

Section 8.14. Definitions. For purposes of this Article VIII:

“Change of Control” means a change in control of the Corporation after the date of adoption of these Bylaws in any one of the following circumstances: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Corporation; (b) the effectuation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of (other than as a direct result of normal, uncoordinated trading activities in the common stock generally); (c) the consolidation, merger or other business combination of the Corporation with or into any other entity, immediately following which the prior stockholders of the Corporation fail to own, directly or indirectly, at least fifty percent (50%) of the voting equity of the surviving entity; (d) a transaction or series of transactions in which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than fifty percent (50%) of the voting equity of the Corporation; (e) the replacement of a majority of the Board of Directors with individuals who were not nominated or elected by at least a majority of the directors at the time of such replacement; or (f) a transaction or series of transactions that constitutes or results in a “going private transaction” (as defined in Section 13(e) of the Exchange Act and the regulations of the Securities and Exchange Commission issued thereunder).

“Corporate Status” describes the status of a person who is or was a director, Officer, or employee or agent of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise with which such person is or was serving at the request of the Corporation.

“DGCL” means the Delaware General Corporation Law, as currently in effect or as amended from time to time.

“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

“Indemnitee” includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 8.1 or 8.2 by reason of his or her Corporate Status.

“Independent Counsel” means a law firm, or member of a law firm that is experienced in matters of corporation law and neither presently is, nor in the five (5) years previous to his or her selection or appointment has been, retained to represent: (a) the Corporation or Indemnitee in any matter material to either such party, (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing five (5%) or more of the combined voting power of the Corporation’s then outstanding voting securities.

“Matter” is a claim, a material issue, or a substantial request for relief.

“Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 8.9 of this Article VIII to enforce his or her rights under this Article VIII.

Section 8.15. Notices. Any communication required or permitted to the Corporation under this Article VIII shall be addressed to the Secretary of the Corporation and any such communication to Indemnitee shall be given in writing by depositing the same in the United States mail with postage thereon prepaid, addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be so deposited in the United States mail.

Section 8.16. Contractual Rights. The right to be indemnified or to the advancement or reimbursement of Expenses (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between him or her and the Corporation, (ii) is, and is intended to be, retroactive and shall be available as to events occurring prior to the adoption of these provisions and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior thereto.

ARTICLE IX

AMENDMENTS

Section 9.1. Vote Requirements. The Board of Directors shall have the power to alter, amend or repeal these Bylaws or adopt new Bylaws by the affirmative vote of at least a majority of all directors then in office at any regular or special meeting of the Board of Directors called for that purpose, subject to repeal or change by the affirmative vote of the holders of at least a majority of the voting power of all the shares of the Corporation entitled to vote in the election of directors, voting together as a single class.

ARTICLE X

GENERAL PROVISIONS

Section 10.1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors and any committee of the Board of Directors, if so authorized, at any regular or special meeting and may be paid in cash, in property or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 10.2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 10.3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 10.4. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

Section 10.5. Voting of Securities Owned by the Corporation. Securities owned by the Corporation and having voting power in any other corporation shall be voted by the Chairman, the President or any Executive Vice President, unless the Board of Directors confers authority to vote with respect thereto, which may be general or confined to specific investments, upon some other person. Any person authorized to vote such securities shall have the power to appoint proxies, with general power of substitution.

Section 10.6. Corporate Records. The Corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, stockholders and Board of Directors and a stock ledger giving the names and addresses of all stockholders and the number and class of shares held by each. The stock ledger shall be kept at the registered office of the Corporation in Delaware, at the Corporation’s principal place of business wherever situated, at the office of the Corporation’s registrar or transfer agent or at any other reasonable location determined by the Secretary. Any records kept by the Corporation in the regular course of its business, including records relating to meetings of the stockholders or the Board of Directors or any committee thereof, and including its stock ledger, books of account and minute books, may be kept on, or in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records. Every stockholder of record shall, upon written demand under oath stating a proper purpose therefore, have a right to inspect, in person or by agent or attorney, during the usual hours for business, the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts there from. A proper purpose shall mean a purpose reasonably related to the interest of the person as a stockholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business wherever situated. Any director shall have the right to inspect the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the director’s position as a director.

Section 10.7. Definition of Beneficial Owner. “Beneficial owner” as used in these Bylaws means of the following:

1.	a person who individually or with any of his affiliates or associates beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) any capital stock of the Corporation, directly or indirectly;

2.	a person who individually or with any of his affiliates or associates has either of the following rights:

a.	the right to acquire capital stock of the Corporation, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or

b.	the right to vote capital stock of the Corporation pursuant to any agreement, arrangement or understanding; or

3.	a person who has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing capital stock of the Corporation with any other person who beneficially owns or whose affiliates beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, such shares of capital stock.

CERTIFICATION

I, Gregory T. Kaiser, Secretary of the Corporation, do hereby certify that the foregoing constitutes a true and correct copy of the Amended and Restated Bylaws of the Corporation effective as of this 21 day of December, 2010.

/s/ Gregory T. Kaiser
Gregory T. Kaiser,
Secretary